UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53500	87-0622284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

211 E Osborn Road, Phoenix, AZ 85012

(Address of principal executive offices)

(480) 399-2822

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CELZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2024, the stockholders of Creative Medical Technology Holdings, Inc. (the “Company”) approved an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 5,000,000 to 25,000,000. The Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada on December 19, 2024 to effect such increase. The Certificate of Amendment has been filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In addition, on December 20, 2024, following the approval of the Board of Directors of the Company, the Company filed with the Secretary of State of the State of Nevada (i) a Certificate of Withdrawal of Certificate of Designation with respect to the Company’s Series A Preferred Stock, and (ii) a Certificate of Withdrawal of Certificate of Designation with respect to the Company’s Series B Preferred Stock. At the time of such filings, the Company did not have any outstanding shares of Series A Preferred Stock or Series B Preferred Stock.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2024, the Company held a Special Meeting of Stockholders (the “Special Meeting”) to consider and vote on proposals for (i) the approval of an amendment to the Company’s Articles of Incorporation increasing the number of the Company’s authorized shares of common stock from 5,000,000 shares to 25,000,000 shares (“Proposal I” or the “Share Increase Proposal”); and (ii) the approval of the exercise in full of warrants to purchase an aggregate of 837,104 shares of the Company’s common stock (the “Investor Warrants”) issued in a private placement on October 23, 2024 (“Proposal II”).  Each of the foregoing proposals is described in more detail in the definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on November 4, 2024.  Stockholders holding an aggregate of 1,1071,414 shares of common stock and one share of Series B Preferred Stock, representing 61.3% of the outstanding shares of the Company’s common stock as of the record date, and which constituted a quorum, were present in person or represented by proxy at the Special  Meeting.   Pursuant to the Certificate of Designation designating the Series B Preferred Stock (i) the share of Series B Preferred Stock has no voting rights other than the right to 100,000,000 votes on the Share Increase Proposal, and (ii) such votes were automatically cast both for and against the Share Increase Proposal in the same proportion as the votes cast by shares of the Company’s common stock on such proposal. The results of the voting at the Special Meeting are presented below.

Proposal I - The Share Increase Proposal was approved as follows:

	For	Against	Abstain	Broker Non-Votes
Common Stock	715,913	394,445	3,649	N/A
B Preferred Stock	64,264,677	35,407,767	327,556	N/A
Total	64,980,590	35,802,212	331,205	N/A

Proposal II - The exercise in full of the Investor Warrants was approved as follows:

For	Against	Abstain	Broker Non-Votes
301,878	105,960	6,341	420,793

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation of Creative Medical Technology Holdings, Inc., as filed with the Secretary of State of the State of Nevada on December 19, 2024

3.2	Certificate of Certificate of Withdrawal of Certificate of Designation of Series A Preferred Stock, as filed with the Secretary of State of the State of Nevada on December 20, 2024

3.3	Certificate of Certificate of Withdrawal of Certificate of Designation of Series B Preferred Stock, as filed with the Secretary of State of the State of Nevada on December 20, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Creative Medical Technology Holdings, Inc.

Date: December 26, 2024	By:	/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer

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